Exhibit 99.1

FOR IMMEDIATE RELEASE

The Princeton Review Names Thomas G. O’Keefe

President of Penn Foster

FRAMINGHAM, MA, September 13, 2010 — The Princeton Review, Inc. (Nasdaq: REVU), a leading provider of test preparation and online career education services, announced today that Thomas G. O’Keefe has been appointed to the position of President of the Penn Foster division effective September 14, 2010. O’Keefe succeeds the current President of Post Secondary Education, Stuart J. Udell, who has resigned from the Company to pursue other opportunities.

O’Keefe, 56, joined Penn Foster in 2003 to facilitate a realignment of the company with the changing education marketplace. Since that time, he has been instrumental in the Penn Foster rebranding and the company’s aggressive shift from print to web-based advertising and course delivery. In 2009, Tom became Executive Vice President at Penn Foster, overseeing marketing, education, product development and customer/enrollment services. Tom began his career in 1980 at several New York publishing companies including Forbes and Fairchild Publications, and he has served in leadership roles at Lighthouse Publishing Services, Cowles Enthusiast Media and Primedia. Mr. O’Keefe earned his Bachelor of Arts from New York University and attended New York University’s Leonard N. Stern School of Business.

“I am pleased to promote Tom into this new position,” said Michael Perik, Chief Executive Officer of The Princeton Review. “Tom has been the primary architect of the repositioning of Penn Foster and a driving force behind the company’s financial and academic turnaround over the last several years. I am confident Tom will continue to successfully direct the company to even greater heights.”

Perik also expressed his appreciation for Udell’s services to Penn Foster and The Princeton Review. “Stuart has been a great leader and advisor during our acquisition of Penn Foster and the partnership with the AFL-CIO. We thank him for his dedication and sincerely wish him the best of luck with his new opportunity.”

About The Princeton Review, Inc.

The Princeton Review (Nasdaq: REVU) has been a pioneer and leader in helping students achieve their higher education goals for more than 28 years through college and graduate school test preparation and private tutoring. With more than 165 print and digital publications and a free website, www.PrincetonReview.com, the Company provides students and their parents with the resources to research, apply to, prepare for, and learn how to pay for higher education. The Princeton Review partners with schools and guidance counselors throughout the U.S. to assist in college readiness, test preparation and career planning services, helping more students pursue postsecondary education. The Company also owns and operates Penn Foster Education Group, a global leader in online education. Penn Foster provides career-focused degree and vocational programs in the fields of allied health, business, technology, education, and select trades. Nationally and regionally accredited Penn Foster High School and Penn Foster Career School (www.pennfoster.edu) are headquartered in Scranton, PA with offices in Montreal, Canada. Nationally accredited Penn Foster College is located in Scottsdale, Arizona.

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Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” “project,” “contemplate,” “anticipate,” or similar statements. Because these statements reflect The Princeton Review’s current views concerning future events, these forward-looking statements are subject to risks and uncertainties. The Princeton Review’s actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, demand for the company’s products and services; the company’s ability to compete effectively and adjust to rapidly changing market dynamics; the timing of revenue recognition from significant contracts with schools and school districts; market acceptance of the company’s newer products and services; continued federal and state focus on assessment and remediation in K-12 education; and the other factors described under the caption “Risk Factors” in The Princeton Review’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. The Princeton Review undertakes no obligation to update publicly any forward-looking statements contained in this press release.

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Company Contacts:

Christian G. Kasper

Chief Financial Officer

The Princeton Review

Tel 508-663-5146

Scott Liolios or Cody Slach

Investor Relations

Liolios Group, Inc.

Tel 949-574-3860

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